UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) January 22, 2009
Advanta Corp.

(Exact name of registrant as specified in its charter)

Delaware	0-14120	23-1462070

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

Welsh & McKean Roads, P.O. Box 844, Spring House, Pennsylvania	19477

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (215) 657-4000

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On January 22, 2009, the Compensation Committee of the Board of Directors of Advanta Corp. (the “Company”) met and took the following actions:
•	extended the exercise period by ten years for options to purchase 1,200,000 shares of Class B Common Stock with an exercise price of $5.57 held by Dennis Alter, Chairman of the Board of Directors and Chief Executive Officer of the Company. The options were scheduled to expire on January 30, 2009. As a result of the Committee’s action, the new expiration date for these options is January 30, 2019; and

•	extended the exercise period by five years for options to purchase 13,500 shares of Class B Common Stock with an exercise price of $7.17 held by Michael Stolper, a Director of the Company. The options were scheduled to expire on January 26, 2009. As a result of the Committee’s action, the new expiration date for these options is January 26, 2014.
Other than the expiration dates, all other terms of these options will remain unchanged.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Advanta Corp. (Registrant)
Date: January 26, 2009

By:	/s/ Jay A. Dubow
Jay A. Dubow
Senior Vice President, Chief Administrative Officer, Secretary and General Counsel